Exhibit 99.1

PREMIER INC. REPORTS FISCAL 2017 THIRD-QUARTER RESULTS

CHARLOTTE, NC, May 8, 2017 – Premier Inc. (NASDAQ: PINC) today reported financial results for the fiscal 2017 third quarter ended March 31, 2017.

Third-Quarter Highlights:

•	Net revenue increased 27% to $379.8 million from the same period last year; Supply Chain Services segment revenue rose 34% and Performance Services segment revenue increased 10%.

•	Net income rose 1% to $72.1 million from the same period a year ago. After non-cash adjustments to reflect the change in the redemption value of limited partners’ Class B common unit ownership at the end of each period, diluted earnings per share reflected a loss of $1.58 compared with diluted earnings per share of $0.43 the prior year.

•	Non-GAAP adjusted EBITDA* of $136.7 million increased 14% from the same period last year.

•	Non-GAAP adjusted fully distributed net income* increased 14% to $73.0 million, representing $0.52 per diluted share, an increase of 18% over $0.44 per diluted share from a year ago.

•	Updated fiscal 2017 guidance reflects reduced Supply Chain Services and Performance Services revenue ranges, narrowed consolidated non-GAAP adjusted EBITDA range, and increased adjusted fully distributed earning per share range.

*	Descriptions of non-GAAP adjusted EBITDA, adjusted fully distributed net income and other non-GAAP financial measures are provided in “Use and Definition of Non-GAAP Financial Measures,” and reconciliations to GAAP financial measures are provided in the tables at the end of this release.

“Our fiscal third-quarter performance reflects the continuing growth and strong profitability of our company,” said Susan DeVore, president and chief executive officer. “Growth in our Supply Chain Services segment was driven largely by our group purchasing business, which included contributions from our recent Innovatix and Essensa acquisitions. The double-digit Performance Services segment results were in line with management expectations of increased growth in the second half of the fiscal year.”

“While we experienced some revenue headwinds in our lower-margin integrated pharmacy business within Supply Chain Services, they had very minimal impact on the quarter’s profitability or on the profitability guidance for the remainder of the fiscal year,” DeVore said. “Looking at the fourth quarter, we are reducing full-year revenue guidance, we are narrowing our guidance range for consolidated non-GAAP adjusted EBITDA, and we are raising guidance for non-GAAP fully distributed earnings per share to reflect management’s confidence in achieving strong profitability growth for the quarter and full year.

Premier, Inc. FY’17 Q3 Results

“Looking forward, we believe our integrated offerings and strong profitability and cash flows uniquely position Premier to grow, invest and prosper through short-term market fluctuations, while leading our health systems through the longer-term transformation of our nation’s healthcare,” DeVore said. “We plan to do this by continuing to cultivate and expand our capabilities as we strive to provide comprehensive and unmatched value to our member health systems through supply chain, data analytics and performance improvement solutions that address their current and future cost, quality, safety and value-based care delivery challenges. We believe execution of this plan will deliver long-term stockholder growth and value.”

Results of Operations for the Third Quarter of Fiscal 2017

Consolidated Third-Quarter Financial Highlights

	Three Months Ended March 31,			Nine Months Ended March 31,
(in thousands, except per share data)	2017	2016	% Change	2017	2016	% Change
Net Revenue (a):
Supply Chain Services:
Net administrative fees	$143,915	$131,270	10%	$398,962	$369,952	8%
Other services and support	3,116	1,104	182%	5,962	2,963	101%

Services	147,031	132,374	11%	404,924	372,915	9%
Products	138,132	80,010	73%	386,639	239,107	62%

Total Supply Chain Services (a)	285,163	212,384	34%	791,563	612,022	29%
Performance Services (a)	94,640	86,285	10%	260,012	249,151	4%

Total (a)	$379,803	$298,669	27%	$1,051,575	$861,173	22%

Net income	$72,139	$71,557	1%	$308,909	$184,805	67%
Net income (loss) attributable to stockholders	$(79,800)	$299,948	(127)%	$323,268	$716,719	(55)%
Adjusted net income (loss) (b)	$(79,800)	$62,006	(229)%	$258,087	$150,166	72%
Weighted average shares outstanding:
Basic	50,525	44,716	13%	49,051	41,329	19%
Diluted	50,525	145,018	(65)%	141,372	145,558	(3)%
Earnings (loss) per share attributable to stockholders:
Basic	$(1.58)	$6.71	(124)%	$6.59	$17.34	(62)%
Diluted (b) (c)	$(1.58)	$0.43	nm	$1.83	$1.03	78%

NON-GAAP MEASURES:

Adjusted EBITDA (a) (d):
Supply Chain Services	$127,898	$118,704	8%	$364,224	$329,642	10%
Performance Services	36,535	30,771	19%	87,449	90,158	(3)%

Total segment adjusted EBITDA	164,433	149,475	10%	451,673	419,800	8%
Corporate	(27,709)	(29,546)	6%	(82,167)	(78,819)	(4)%

Total (a)	$136,724	$119,929	14%	$369,506	$340,981	8%

Adjusted fully distributed net income (d)	$72,959	$63,920	14%	$197,129	$181,691	8%

Earnings per share on adjusted fully distributed net income - diluted (a) (d)	$0.52	$0.44	18%	$1.39	$1.25	11%

(a)	Bolded measures correspond to company guidance.
(b)	Earnings (loss) per share attributable to stockholders includes an adjustment to net income (loss) attributable to stockholders of redeemable limited partners’ capital to redemption amount of ($100.0) million and $284.4 million for the three months ended March 31, 2017 and 2016, respectively, and $247.0 million and $685.6 million for the nine months ended March 31, 2017 and 2016, respectively.
(c)	Due to the net loss attributable to stockholders during the three months ended March 31, 2017, diluted earnings (loss) per share is equal to basic earnings (loss) per share.
(d)	See attached supplemental financial information for reconciliation of reported GAAP results to Non-GAAP results.

nm = not meaningful

For the fiscal third-quarter ended March 31, 2017, Premier generated net revenue of $379.8 million, an increase of 27% from net revenue of $298.7 million for the same period a year ago.

Premier, Inc. FY’17 Q3 Results

Net income for the fiscal third-quarter increased slightly to $72.1 million from $71.6 million for the same period a year ago. In accordance with GAAP, fiscal 2017 and 2016 third-quarter net income attributable to stockholders included non-cash adjustments of $(100.0) million and $284.4 million, respectively, to reflect the change in the redemption value of limited partners’ Class B common unit ownership at the end of each period. These non-cash adjustments result primarily from changes in the number of Class B common shares and the company’s stock price between periods and do not reflect results of the company’s business operations. After these non-cash adjustments, the company reported a net loss attributable to stockholders of $79.8 million, compared with net income of $299.9 million for the same period a year ago. Third-quarter diluted earnings per-share results, which are based on net income adjusted for the tax expense related to Premier Inc. retaining the portion of net income attributable to income from non-controlling interest in Premier LP, reflected a net loss of $1.58, compared with diluted earnings per share of $0.43 for the same period a year ago. See “Calculation of GAAP Earnings per Share” in the income statement section of this press release.

Fiscal third-quarter non-GAAP adjusted EBITDA of $136.7 million increased 14% from $119.9 million for the same period the prior year. The growth was driven by a 10% increase in net administrative fees revenues primarily resulting from the Innovatix and Essensa acquisition, as well as by the 10% revenue increase from the Performance Services segment, and a decrease in corporate expenses.

Non-GAAP adjusted fully distributed net income for the fiscal third quarter increased to $73.0 million from $63.9 million for the same period a year ago. Adjusted fully distributed earnings per share increased 18% to $0.52 from $0.44 for the same period a year ago. Adjusted fully distributed earnings per share is a non-GAAP financial measure that represents net income, adjusted for non-recurring and non-cash items, attributable to all stockholders as if all Class B stockholders exchanged their Class B common units and associated Class B common shares for Class A common shares.

Segment Results

Supply Chain Services

For the fiscal third-quarter ended March 31, 2017, the Supply Chain Services segment generated net revenue of $285.2 million, an increase of 34% from $212.4 million a year ago. Group purchasing net administrative fees revenue of $143.9 million increased $12.6 million, or 10% from a year ago, due largely to the Innovatix and Essensa businesses. Periodic variability based on timing of when cash and vendor reports are received impacted the company’s organic group purchasing business during the quarter.

During the quarter, Innovatix and Essensa contributed an additional $11.6 million in net administrative fees revenue related to cash received post-acquisition for member purchases that occurred prior to acquisition. However, these cash collections are unable to be recognized as GAAP revenue under purchase accounting rules and, as in the 2017 fiscal second quarter, are reflected in non-GAAP adjusted EBITDA.

Product revenues of $138.1 million increased $58.1 million, or 73% from a year ago, reflecting growth in both integrated pharmacy and direct sourcing. The Acro Pharmaceutical Services business, acquired in August 2016, accounted for the majority of the increase.

Premier, Inc. FY’17 Q3 Results

However, in the respiratory area, the company experienced revenue that was below management’s expectations, primarily as a result of lower prescription volumes associated with two drugs serving the Idiopathic Pulmonary Fibrosis market. Management believes this lower prescription volume was the result of two main factors: underperformance of Acro’s former parent under a services agreement entered into when Acro was acquired, and a central-hub distribution process imposed by the manufacturer of one of these drugs, which management discussed last quarter. Premier is working with Acro’s former parent and the manufacturer to resolve these issues.

Premier’s legacy specialty pharmacy business also continued to experience declining revenues from certain limited distribution drugs, primarily those used to treat Hepatitis C. Direct sourcing revenue increased from a year ago, driven primarily by aggregated purchasing of certain products.

Supply Chain Services segment adjusted EBITDA of $127.9 million for the fiscal 2017 third-quarter increased 8% from $118.7 million for the same period a year ago. The increase primarily reflects net administrative fees revenue growth from the company’s Innovatix and Essensa acquisition.

Performance Services

For the fiscal third-quarter ended March 31, 2017, the Performance Services segment generated net revenue of $94.6 million, a 10% increase from $86.3 million for the same quarter last year. The increase is primarily due to 11% growth in advisory services revenue and 9% growth in the segment’s Informatics & Technology Services business.

Performance Services segment adjusted EBITDA of $36.5 million for the fiscal 2017 third-quarter increased 19% from $30.8 million for the same quarter last year. Growth was primarily driven by the segment’s revenue increase, partially offset by an increase in cost of sales related to higher labor and consulting costs for delivery on certain advisory services engagements.

Results of Operations for the Nine Months Ended March 31, 2017

For the nine months ended March 31, 2017, Premier generated net revenue of $1.05 billion, a 22% increase from net revenue of $861.2 million for the same period a year ago.

Net income for the nine-month period totaled $308.9 million, compared with $184.8 million for the same period a year ago. Fiscal 2017 and 2016 nine-month net income attributable to stockholders required non-cash adjustments of $247.0 million and $685.6 million, respectively, to reflect changes in redemption value of the limited partners’ Class B common unit ownership at the end of each period. These non-cash adjustments result from changes in the company’s stock price between periods and do not reflect results of the company’s business operations. After these non-cash adjustments based on the changes in stock price, the company reported net income attributable to stockholders of $1.83 per diluted share, compared with a net income attributable to stockholders of $1.03 per diluted share a year ago. (See income statement in the tables section of this press release.)

For the nine months ended March 31, 2017, non-GAAP adjusted EBITDA of $369.5 million increased 8% from $341.0 million for the same period last year. Non-GAAP adjusted fully distributed net income for the nine months rose 8% to $197.1 million from $181.7 million a year ago, representing $1.39 per diluted share, an 11% increase from $1.25.

Premier, Inc. FY’17 Q3 Results

Supply Chain Services segment net revenue for the nine months of fiscal 2017 increased 29% to $791.6 million from $612.0 million a year earlier. Supply Chain Services segment adjusted EBITDA increased 10% to $364.2 million from $329.6 million for the prior year.

Performance Services segment net revenue for the nine months of fiscal 2017 increased 4% to $260.0 million from $249.2 million a year earlier, while segment adjusted EBITDA decreased 3% to $87.4 million from $90.2 million.

Cash Flows and Liquidity

Cash provided by operating activities was $274.2 million for the nine-month period ended March 31, 2017, compared with $270.9 million for the same period last year. The increase in cash flow from operations primarily results from higher net income, particularly from growth in net administrative fees. At March 31, 2017, the company’s cash and cash equivalents totaled $236.2 million, compared with $218.9 million at December 31, 2016. The increase primarily results from cash generated from operations. At March 31, 2017, the company had an outstanding balance of $367.5 million on its five-year $750.0 million revolving credit facility. During the fiscal third quarter, the company repaid $57.5 million on the credit facility. Subsequent to the close of the quarter, the company repaid an additional $97.5 million, reducing the current outstanding balance on its credit facility to $270.0 million.

Non-GAAP free cash flow for the fiscal third-quarter and nine months ended March 31, 2017 was $95.5 million and $155.0 million, respectively, compared with $97.9 million and $148.3 million for the same periods a year ago. The decline in free cash flow for the quarter was primarily driven by increased outflows in the current quarter related to working capital needs and higher capital expenditures. The increase in free cash flow for the nine-month period was primarily driven by an increase in net administrative fees and lower year-to-date capital expenditures, partially offset by increased outflows in the current year related to working capital needs. (See free cash flow definition in “Use and Definitions of Non-GAAP Financial Measures,” and reconciliation to net cash provided by operating activities is provided in the tables section of this press release).

Fiscal 2017 Outlook and Guidance

Based on results for the nine months ended March 31, 2017 and management’s current expectations for the remainder of fiscal 2017, the company is narrowing and adjusting guidance to reflect reduced revenue contributions from the company’s integrated pharmacy business, as well as more moderate full-year growth expectations for the Performance Services segment. Given the majority of the revenue guidance reduction is associated with the company’s lower-margin integrated pharmacy business, the revenue reductions do not significantly impact profitability guidance. Updated guidance is reflected in the table below.

Premier, Inc. FY’17 Q3 Results

Fiscal 2017 Financial Guidance (1)

Premier, Inc. adjusts full-year fiscal 2017 financial guidance, as follows:

(in millions, except per share data)	Current* FY 2017	% YoY Increase	Previous FY 2017
Net Revenue:
Supply Chain Services segment	$1,084.0 - $1,115.0	31% - 34%	$1,129.0 - $1,180.0
Performance Services segment	$348.0 - $357.0	4% - 7%	$355.0 - $375.0

Total Net Revenue	$1,432.0 - $1,472.0	23% - 27%	$1,484.0 - $1,555.0
Non-GAAP adjusted EBITDA	$500.0 - $510.0	13% - 16%	$493.0 - $521.0
Non-GAAP adjusted fully distributed EPS	$1.89 - $1.94	17% - 20%	$1.80 - $1.93

*	Guidance adjustments as of May 8, 2017.
(1)	The company does not meaningfully reconcile guidance for non-GAAP adjusted EBITDA and non-GAAP adjusted fully distributed earnings per share to net income attributable to stockholders or earnings per share attributable to stockholders because the company cannot provide guidance for more significant reconciling items between net income attributable to stockholders and adjusted EBITDA and between earnings per share attributable to stockholders and non-GAAP adjusted fully distributed earnings per share without unreasonable effort. This is because of two primary reasons:

•	Reasonable guidance cannot be provided for reconciling the adjustment of redeemable limited partners’ capital to redemption amount – historically the largest adjustment in the reconciliation from non-GAAP to GAAP amounts – due to the fact that the increase or decrease in this item is based on the change in the company’s stock price between quarters, which the company cannot predict, control or reasonably estimate.

•	Reasonable guidance cannot be provided for earnings per share attributable to stockholders because the ongoing quarterly member-owner exchange of Class B common stock and corresponding Class B units into shares of Class A common stock impacts the number of shares of Class A common stock outstanding each quarter, which the company cannot predict, control or reasonably estimate. Member owners have the right, but not the obligation, to exchange shares on a quarterly basis.

Conference Call

Premier management will host a conference call and live audio webcast on Monday, May 8, 2017, at 5:00 p.m. ET, to discuss the company’s financial results. The conference call can be accessed through a link provided on the investor relations page on Premier’s website at investors.premierinc.com. Those wanting to participate by phone may do so by dialing 844.296.7719 and providing the operator with conference ID number: 95269826. International callers should dial 574.990.1041 and provide the same passcode. The company encourages callers to dial in at least five minutes before the start of the call to register. The archived webcast will be accessible on Premier’s investor relations page.

About Premier Inc.

Premier Inc. (NASDAQ: PINC) is a leading healthcare improvement company, uniting an alliance of approximately 3,750 U.S. hospitals and more than 130,000 other providers to transform healthcare. With integrated data and analytics, collaboratives, supply chain solutions, and advisory and other services, Premier enables better care and outcomes at a lower cost. Premier, a Malcolm Baldrige National Quality Award recipient, plays a critical role in the rapidly evolving healthcare industry, collaborating with members to co-develop long-term innovations that reinvent and improve the way care is delivered to patients nationwide. Headquartered in Charlotte, N.C., Premier is passionate about transforming American healthcare. Please visit Premier’s news and investor sites on www.premierinc.com; as well as Twitter, Facebook, LinkedIn, YouTube, Instagram, Foursquare and Premier’s blog for more information about the company.

Premier, Inc. FY’17 Q3 Results

Use and Definitions of Non-GAAP Financial Measures

Premier uses EBITDA, adjusted EBITDA, segment adjusted EBITDA, adjusted fully distributed net income, adjusted fully distributed earnings per share, and free cash flow to facilitate a comparison of the company’s operating performance on a consistent basis from period to period and to provide measures that, when viewed in combination with its results prepared in accordance with GAAP, allow for a more complete understanding of factors and trends affecting the company’s business than GAAP measures alone. The company believes adjusted EBITDA and segment adjusted EBITDA assist its board of directors, management and investors in comparing the company’s operating performance on a consistent basis from period to period by removing the impact of the company’s asset base (primarily depreciation and amortization) and items outside the control of management (taxes), as well as other non-cash (impairment of intangible assets and purchase accounting adjustments) and non-recurring items, from operating results. Non-recurring items are income or expenses or other items that have not been earned or incurred within the prior two years and are not expected to recur within the next two years. Such items include certain strategic and financial restructuring expenses.

In addition, adjusted fully distributed net income eliminates the variability of non-controlling interest as a result of member owner exchanges of Class B common stock and corresponding Class B units into shares of Class A common stock (which exchanges are a member owner’s cumulative right, but not obligation, which began on October 31, 2014, and occur each quarter thereafter, and are limited to one-seventh of the member owner’s initial allocation of Class B common units per year) and other potentially dilutive equity transactions which are outside of management’s control. Adjusted fully distributed net income is defined as net income attributable to Premier (i) excluding income tax expense, (ii) excluding the impact of adjustment of redeemable limited partners’ capital to redemption amount, (iii) excluding the effect of non-recurring and non-cash items, (iv) assuming the exchange of all the Class B common units for shares of Class A common stock, which results in the elimination of non-controlling interest in Premier LP, and (v) reflecting an adjustment for income tax expense on non-GAAP fully distributed net income before income taxes at the company’s estimated effective income tax rate.

EBITDA is defined as net income before interest and investment income, net, income tax expense, depreciation and amortization and amortization of purchased intangible assets. Adjusted EBITDA is defined as EBITDA before merger and acquisition related expenses and non-recurring, non-cash or non-operating items, and including equity in net income of unconsolidated affiliates. Non-recurring items include certain strategic and financial restructuring expenses. Non-operating items include gain or loss on the disposal of assets. Segment adjusted EBITDA is defined as the segment’s net revenue less cost of revenue and operating expenses directly attributable to the segment, excluding depreciation and amortization, amortization of purchased intangible assets, merger and acquisition related expenses and non-recurring or non-cash items, and including equity in net income of unconsolidated affiliates. Operating expenses directly attributable to the segment include expenses associated with sales and marketing, general and administrative and product development activities specific to the operation of each segment. General and administrative corporate expenses that are not specific to a particular segment are not included in the calculation of segment adjusted EBITDA. Adjusted EBITDA is a supplemental financial measure used by the company and by external users of the company’s financial statements.

Management considers adjusted EBITDA an indicator of the operational strength and performance of the company’s business. Adjusted EBITDA allows management to assess performance without regard to financing methods and capital structure and without the impact of other matters that management

Premier, Inc. FY’17 Q3 Results

does not consider indicative of the operating performance of the business. Segment adjusted EBITDA is the primary earnings measure used by management to evaluate the performance of the company’s business segments.

Free cash flow is defined as net cash provided by operating activities less distributions and tax receivable agreement payments to limited partners and purchases of property and equipment. Management believes free cash flow is an important measure because it represents the cash that the company generates after payment of tax distributions to limited partners and capital investment to maintain existing products and services and ongoing business operations, as well as development of new and upgraded products and services to support future growth. Free cash flow is important because it allows the company to enhance stockholder value through acquisitions, partnerships, joint ventures, investments in related or complimentary businesses and/or debt reduction.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts, such as those related to expected financial performance and growth trends in our Supply Chain and Performance Services business segments and their respective business units, expected financial contributions from our acquired businesses, and the statements related to fiscal 2017 outlook and guidance are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Premier’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Premier’s control. More information on potential factors that could affect Premier’s financial results is included from time to time in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Premier’s periodic and current filings with the SEC, including those discussed under the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” section of Premier’s Form 10-K for the year ended June 30, 2016 and Form 10-Q for the quarter ended December 31, 2016, as well as the Form 10-Q for the quarter ended March 31, 2017, expected to be filed with the SEC shortly after the date of this release, and also made available on Premier’s website at investors.premierinc.com. Forward-looking statements speak only as of the date they are made, and Premier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events that occur after that date, or otherwise.

Contacts

Investor relations contact:	Media contact:
Jim Storey	Amanda Forster
Vice President, Investor Relations	Vice President, Public Relations
704.816.5958	202.879.8004
jim_storey@premierinc.com	amanda_forster@premierinc.com

(Tables Follow)

Premier, Inc. FY’17 Q3 Results

Condensed Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016
Net revenue:
Net administrative fees	$143,915	$131,270	$398,962	$369,952
Other services and support	97,756	87,389	265,974	252,114

Services	241,671	218,659	664,936	622,066
Products	138,132	80,010	386,639	239,107

Net revenue	379,803	298,669	1,051,575	861,173
Cost of revenue:
Services	47,319	40,685	134,865	119,301
Products	129,929	71,408	356,900	214,512

Cost of revenue	177,248	112,093	491,765	333,813

Gross profit	202,555	186,576	559,810	527,360
Operating expenses:
Selling, general and administrative	108,668	101,898	296,833	288,120
Research and development	755	1,180	2,328	2,060
Amortization of purchased intangible assets	14,080	8,740	34,440	24,058

Operating expenses	123,503	111,818	333,601	314,238

Operating income	79,052	74,758	226,209	213,122

Remeasurement gain attributable to acquisition of Innovatix, LLC	—	—	204,833	—
Equity in net income of unconsolidated affiliates	83	6,627	14,789	16,002
Interest and investment loss, net	(2,017)	(285)	(3,026)	(981)
Loss on disposal of long-lived assets	(725)	—	(2,243)	—
Other income (expense), net	2,260	—	3,135	(2,081)

Other income (expense), net	(399)	6,342	217,488	12,940

Income before income taxes	78,653	81,100	443,697	226,062
Income tax expense	6,514	9,543	134,788	41,257

Net income	72,139	71,557	308,909	184,805
Net income attributable to non-controlling interest in Premier LP	(51,965)	(56,018)	(232,683)	(153,735)
Adjustment of redeemable limited partners’ capital to redemption amount	(99,974)	284,409	247,042	685,649

Net income (loss) attributable to stockholders	$(79,800)	$299,948	$323,268	$716,719

Calculation of GAAP Earnings (Loss) per Share
Numerator for basic earnings (loss) per share:
Net income (loss) attributable to stockholders	$(79,800)	$299,948	$323,268	$716,719

Numerator for diluted earnings (loss) per share:
Net income (loss) attributable to stockholders	$(79,800)	$299,948	$323,268	$716,719
Adjustment of redeemable limited partners’ capital to redemption amount	—	(284,409)	(247,042)	(685,649)
Net income attributable to non-controlling interest in Premier LP	—	56,018	232,683	153,735

Net income (loss)	(79,800)	71,557	308,909	184,805
Tax effect on Premier Inc. net income (a)	—	(9,551)	(50,822)	(34,639)

Adjusted net income (loss)	$(79,800)	$62,006	$258,087	$150,166

Denominator for basic earnings (loss) per share:
Weighted average shares (b)	50,525	44,716	49,051	41,329

Denominator for diluted earnings (loss) per share:
Weighted average shares (b)	50,525	44,716	49,051	41,329
Effect of dilutive stock based awards (c)	—	2,465	446	2,172
Class B shares outstanding	—	97,837	91,875	102,057

Weighted average shares and assumed conversions	50,525	145,018	141,372	145,558

Basic earnings (loss) per share	$(1.58)	$6.71	$6.59	$17.34
Diluted earnings (loss) per share	$(1.58)	$0.43	$1.83	$1.03

(a)	Represents income tax expense related to Premier, Inc. retaining the portion of net income attributable to income from non-controlling interest in Premier, LP for the purpose of diluted earnings per share.
(b)	Weighted average number of common shares used for basic earnings per share excludes weighted average shares of non-vested stock options, non-vested restricted stock, non-vested performance share awards and Class B shares outstanding for the three and nine months ended March 31, 2017 and 2016.
(c)	For the three months ended March 31, 2017, the effect of 2.8 million stock options, restricted stock units and performance share awards and 88.9 million Class B common units exchangeable for Class A common shares were excluded from diluted weighted average shares outstanding due to the net loss attributable to shareholders sustained for the quarter and as including them would have been anti-dilutive for the period. For the nine months ended March 31, 2017, the effect of 1.8 million stock options were excluded from diluted weighted average shares outstanding as they had an anti-dilutive effect, and the effect of 0.5 million performance shares were excluded from diluted weighted average shares outstanding as they had not satisfied the applicable performance criteria at the end of the period.

For the three and nine months ended March 31, 2016, the effect of 1.4 million stock options were excluded from diluted weighted average shares outstanding as they had an anti-dilutive effect.

Premier, Inc. FY’17 Q3 Results

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	March 31, 2017	June 30, 2016
Assets
Cash and cash equivalents	$236,218	$248,817
Marketable securities	—	17,759
Accounts receivable (net of $2,908 and $1,981 allowance for doubtful accounts, respectively)	162,178	144,424
Inventory	48,770	29,121
Prepaid expenses and other current assets	41,702	19,646
Due from related parties	5,388	3,123

Total current assets	494,256	462,890
Marketable securities	—	30,130
Property and equipment (net of $303,052 and $265,751 accumulated depreciation, respectively)	182,093	174,080
Intangible assets (net of $85,498 and $50,870 accumulated amortization, respectively)	393,075	158,217
Goodwill	865,445	537,962
Deferred income tax assets	479,241	422,849
Deferred compensation plan assets	39,875	39,965
Investments in unconsolidated affiliates	98,878	16,800
Other assets	13,398	12,490

Total assets	$2,566,261	$1,855,383

Liabilities, redeemable limited partners’ capital and stockholders’ deficit
Accounts payable	$30,974	$46,003
Accrued expenses	78,988	56,774
Revenue share obligations	70,396	63,603
Limited partners’ distribution payable	23,071	22,493
Accrued compensation and benefits	51,701	60,425
Deferred revenue	49,723	54,498
Current portion of tax receivable agreements	14,009	13,912
Current portion of long-term debt	376,710	5,484
Other liabilities	30,335	2,871

Total current liabilities	725,907	326,063
Long-term debt, less current portion	6,928	13,858
Tax receivable agreements, less current portion	333,407	265,750
Deferred compensation plan obligations	39,875	39,965
Deferred tax liabilities	80,422	—
Other liabilities	44,847	23,978

Total liabilities	1,231,386	669,614

Redeemable limited partners’ capital	2,809,333	3,137,230
Stockholders’ deficit:
Class A common stock, $0.01 par value, 500,000,000 shares authorized; 50,706,518 and 45,995,528 shares issued and outstanding at March 31, 2017 and June 30, 2016, respectively	507	460
Class B common stock, $0.000001 par value, 600,000,000 shares authorized; 88,407,103 and 96,132,723 shares issued and outstanding at March 31, 2017 and June 30, 2016, respectively	—	—
Additional paid-in-capital	—	—
Accumulated deficit	(1,474,965)	(1,951,878)
Accumulated other comprehensive loss	—	(43)

Total stockholders’ deficit	(1,474,458)	(1,951,461)

Total liabilities, redeemable limited partners’ capital and stockholders’ deficit	$2,566,261	$1,855,383

Premier, Inc. FY’17 Q3 Results

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine Months Ended March 31,
	2017	2016
Operating activities
Net income	$308,909	$184,805
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	77,758	61,232
Equity in net income of unconsolidated affiliates	(14,789)	(16,002)
Deferred income taxes	112,669	22,345
Stock-based compensation	19,125	36,785
Adjustment to tax receivable agreement liability	(2,954)	(4,818)
Remeasurement gain attributable to acquisition of Innovatix, LLC	(204,833)	—
Loss on disposal of long-lived assets	2,243	—
Changes in operating assets and liabilities:
Accounts receivable, prepaid expenses and other current assets	7,037	(27,071)
Other assets	405	(9,773)
Inventories	(14,693)	3,751
Accounts payable, accrued expenses, and other current liabilities	(11,082)	21,450
Long-term liabilities	(1,221)	(1,246)
Other operating activities	(4,363)	(521)

Net cash provided by operating activities	274,211	270,937

Investing activities
Proceeds from sale of marketable securities	48,013	367,600
Purchase of marketable securities	—	(19,211)
Acquisition of Innovatix, LLC and Essensa Ventures, LLC, net of cash acquired	(319,717)	—
Acquisition of Acro Pharmaceutical Services LLC and Community Pharmacy Services, LLC, net of cash acquired	(64,500)	—
Acquisition of CECity.com, Inc., net of cash acquired	—	(398,261)
Acquisition of Healthcare Insights, LLC, net of cash acquired	—	(64,274)
Acquisition of InFlow Health, LLC	—	(6,088)
Investment in unconsolidated affiliates	(65,660)	(3,250)
Distributions received on equity investments in unconsolidated affiliates	6,550	17,043
Purchases of property and equipment	(51,892)	(54,684)
Other investing activities	25	(6)

Net cash used in investing activities	(447,181)	(161,131)

Financing activities
Payments made on notes payable	(3,336)	(1,847)
Proceeds from credit facility	425,000	150,000
Payments on credit facility	(57,500)	(100,000)
Proceeds from exercise of stock options under equity incentive plan	3,322	2,519
Proceeds from issuance of Class A common stock under stock purchase plan	1,256	1,302
Repurchase of vested restricted units for employee tax-withholding	(17,678)	(63)
Settlement of exchange of Class B shares by member owners	(123,330)	—
Distributions to limited partners of Premier LP	(67,363)	(67,965)
Final remittance of net income attributable to former S2S Global minority shareholder	—	(1,890)

Net cash provided by (used in) financing activities	160,371	(17,944)

Net increase (decrease) in cash and cash equivalents	(12,599)	91,862
Cash and cash equivalents at beginning of year	248,817	146,522

Cash and cash equivalents at end of period	$236,218	$238,384

Premier, Inc. FY’17 Q3 Results

Supplemental Financial Information - Reporting of Non-GAAP Free Cash Flow

Reconciliation of Selected Non-GAAP Measures to GAAP Measures

(Unaudited)

(In thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016
Reconciliation of Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow:
Net cash provided by operating activities	$135,847	$136,210	$274,211	$270,937
Purchases of property and equipment	(17,567)	(15,802)	(51,892)	(54,684)
Distributions to limited partners of Premier LP	(22,733)	(22,504)	(67,363)	(67,965)

Non-GAAP Free Cash Flow	$95,547	$97,904	$154,956	$148,288

Premier, Inc. FY’17 Q3 Results

Supplemental Financial Information - Reporting of Adjusted EBITDA

and Non-GAAP Adjusted Fully Distributed Net Income

Reconciliation of Selected Non-GAAP Measures to GAAP Measures

(Unaudited)

(In thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016
Reconciliation of Net Income to Adjusted EBITDA and Reconciliation of Operating Income to Segment Adjusted EBITDA:
Net income	$72,139	$71,557	$308,909	$184,805
Interest and investment loss, net	2,017	285	3,026	981
Income tax expense	6,514	9,543	134,788	41,257
Depreciation and amortization	15,102	13,110	43,318	37,174
Amortization of purchased intangible assets	14,080	8,740	34,440	24,058

EBITDA	109,852	103,235	524,481	288,275
Stock-based compensation	7,157	11,839	19,476	37,093
Acquisition related expenses	4,330	2,583	11,483	11,699
Strategic and financial restructuring expenses	—	33	—	268
Adjustment to tax receivable agreement liability	2,768	—	(2,954)	(4,818)
ERP implementation expenses	215	1,162	1,741	3,240
Acquisition related adjustment - revenue	11,765	1,077	17,729	5,216
Remeasurement gain attributable to acquisition of Innovatix, LLC	—	—	(204,833)	—
Loss on disposal of long-lived assets	725	—	2,243	—
Other expense (income), net	(88)	—	140	8

Adjusted EBITDA	$136,724	$119,929	$369,506	$340,981

Income before income taxes	$78,653	$81,100	$443,697	$226,062
Remeasurement gain attributable to acquisition of Innovatix, LLC	—	—	(204,833)	—
Equity in net income of unconsolidated affiliates	(83)	(6,627)	(14,789)	(16,002)
Interest and investment loss, net	2,017	285	3,026	981
Loss on disposal of long-lived assets	725	—	2,243	—
Other expense (income), net	(2,260)	—	(3,135)	2,081

Operating income	79,052	74,758	226,209	213,122
Depreciation and amortization	15,102	13,110	43,318	37,174
Amortization of purchased intangible assets	14,080	8,740	34,440	24,058
Stock-based compensation	7,157	11,839	19,476	37,093
Acquisition related expenses	4,330	2,583	11,483	11,699
Strategic and financial restructuring expenses	—	33	—	268
Adjustment to tax receivable agreement liability	2,768	—	(2,954)	(4,818)
ERP implementation expenses	215	1,162	1,741	3,240
Acquisition related adjustment - revenue	11,765	1,077	17,729	5,216
Equity in net income of unconsolidated affiliates	83	6,627	14,789	16,002
Deferred compensation plan income (expense)	1,675	—	2,778	(2,073)
Other income	497	—	497	—

Adjusted EBITDA	$136,724	$119,929	$369,506	$340,981

Segment Adjusted EBITDA:
Supply Chain Services	$127,898	$118,704	$364,224	$329,642
Performance Services	36,535	30,771	87,449	90,158
Corporate	(27,709)	(29,546)	(82,167)	(78,819)

Adjusted EBITDA	$136,724	$119,929	$369,506	$340,981

Reconciliation of Net Income (Loss) Attributable to Stockholders to Non-GAAP Adjusted Fully Distributed Net Income:
Net income (loss) attributable to stockholders	$(79,800)	$299,948	$323,268	$716,719
Adjustment of redeemable partners’ capital to redemption amount	99,974	(284,409)	(247,042)	(685,649)
Net income attributable to non-controlling interest in Premier LP	51,965	56,018	232,683	153,735
Income tax expense	6,514	9,543	134,788	41,257

Amortization of purchased intangible assets	14,080	8,740	34,440	24,058
Stock-based compensation	7,157	11,839	19,476	37,093
Acquisition related expenses	4,330	2,583	11,483	11,699
Strategic and financial restructuring expenses	—	33	—	268
Adjustment to tax receivable agreement liability	2,768	—	(2,954)	(4,818)
ERP implementation expenses	215	1,162	1,741	3,240
Acquisition related adjustment - revenue	11,765	1,077	17,729	5,216
Remeasurement gain attributable to acquisition of Innovatix, LLC	—	—	(204,833)	—
Loss on disposal of long-lived assets	725	—	2,243	—
Other expense (income), net	(88)	—	140	—

Non-GAAP adjusted fully distributed income before income taxes	119,605	106,534	323,162	302,818
Income tax expense on fully distributed income before income taxes	46,646	42,614	126,033	121,127

Non-GAAP Adjusted Fully Distributed Net Income	$72,959	$63,920	$197,129	$181,691

Premier, Inc. FY’17 Q3 Results

Supplemental Financial Information - Reporting of Net Income and Earnings Per Share

Reconciliation of Selected Non-GAAP Measures to GAAP Measures

(Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016
Reconciliation of numerator for GAAP EPS to Non-GAAP EPS on Adjusted Fully Distributed Net Income:
Net income (loss) attributable to stockholders	$(79,800)	$299,948	$323,268	$716,719
Adjustment of redeemable partners’ capital to redemption amount	99,974	(284,409)	(247,042)	(685,649)
Net income attributable to non-controlling interest in Premier LP	51,965	56,018	232,683	153,735
Income tax expense	6,514	9,543	134,788	41,257
Amortization of purchased intangible assets	14,080	8,740	34,440	24,058
Stock-based compensation	7,157	11,839	19,476	37,093
Acquisition related expenses	4,330	2,583	11,483	11,699
Strategic and financial restructuring expenses	—	33	—	268
Adjustment to tax receivable agreement liability	2,768	—	(2,954)	(4,818)
ERP implementation expenses	215	1,162	1,741	3,240
Acquisition related adjustment - revenue	11,765	1,077	17,729	5,216
Remeasurement gain attributable to acquisition of Innovatix, LLC	—	—	(204,833)	—
Loss on disposal of long-lived assets	725	—	2,243	—
Other expense (income), net	(88)	—	140	—

Non-GAAP adjusted fully distributed income before income taxes	119,605	106,534	323,162	302,818
Income tax expense on fully distributed income before income taxes	46,646	42,614	126,033	121,127

Non-GAAP Adjusted Fully Distributed Net Income	$72,959	$63,920	$197,129	$181,691

Reconciliation of denominator for GAAP EPS to Non-GAAP Adjusted Fully Distributed Earnings per Share:
Weighted Average:
Common shares used for basic and diluted earnings (loss) per share	50,525	44,716	49,051	41,329
Potentially dilutive shares	465	2,465	446	2,172
Conversion of Class B common units	88,892	97,837	91,875	102,057

Weighted average fully distributed shares outstanding - diluted	139,882	145,018	141,372	145,558

Reconciliation of GAAP EPS to Non-GAAP Adjusted Fully Distributed EPS:
GAAP earnings (loss) per share	$(1.58)	$6.71	$6.59	$17.34
Adjustment of redeemable limited partners’ capital to redemption amount	1.98	(6.36)	(5.04)	(16.59)
Impact of additions:
Net income attributable to non-controlling interest in Premier LP	1.03	1.25	4.74	3.72
Income tax expense	0.13	0.21	2.75	1.00
Amortization of purchased intangible assets	0.28	0.20	0.70	0.58
Stock-based compensation	0.14	0.26	0.40	0.90
Acquisition related expenses	0.09	0.06	0.23	0.28
Strategic and financial restructuring expenses	—	—	—	0.01
Adjustment to tax receivable agreement liability	0.05	—	(0.06)	(0.12)
ERP implementation expenses	—	0.03	0.04	0.08
Acquisition related adjustment - revenue	0.23	0.02	0.36	0.13
Remeasurement gain attributable to acquisition of Innovatix, LLC	—	—	(4.18)	—
Loss on disposal of long-lived assets	0.01	—	0.05	—
Impact of corporation taxes	(0.92)	(0.95)	(2.57)	(2.93)
Impact of increased share count	(0.92)	(0.99)	(2.62)	(3.15)

Non-GAAP Adjusted Fully Distributed Earnings Per Share	$0.52	$0.44	$1.39	$1.25

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